AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CUSTODY AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Amended and Restated Custody Agreement, dated as of September 23, 2014, is made and entered into as of May 6, 2025, by and among Prospect Capital Corporation (the “Company”), U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as custodian (the “Custodian”).
RECITALS
WHEREAS, the Company and the Custodian entered into that certain Custody Agreement, dated as of September 23, 2014 (the “Original Agreement”);
WHEREAS, the Company has requested, and the Custodian agree to amend the Original Agreement on the terms herein in order to permit the Custodian to establish additional subaccounts;
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Custodian for themselves and their respective successors and permitted assigns, hereby agree as follows:
1.Section 1 of the Agreement is hereby amended by deleting and replacing the defined terms below:

“Cash Account” means the segregated accounts and subaccounts to be established at U.S. Bank National Association to which the Custodian shall deposit or credit and hold any cash or Proceeds received by it from time to time, including without limitation any subaccounts established under Section 3.6(e) below.

“Securities Account” means the segregated accounts and subaccounts to be established at U.S. Bank National Association to which the Custodian shall deposit or credit and hold the Securities (other than Uncertificated Securities) received by it pursuant to this Agreement, including without limitation any subaccounts established under Section 3(e) below.

2.The following new paragraph (e) below is added immediately following paragraph 3.6(d):

“(e)    The Custodian shall be authorized to open such additional subaccounts, as requested by the Company or as may be necessary or convenient for administration of its duties hereunder with notice to be provided to the Company.”

3.Governing Law. This Amendment shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern.

4.Effect of Amendment. Except as expressly set forth in this Amendment, each Agreement remains in full force and effect on the date hereof.

5.Counterparts. This Amendment may be executed (including by .pdf file, .jpeg file, facsimile transmission or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Adobe Sign, DocuSign, or any other similar platform identified by the Company with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both Parties need not sign the same counterpart.
[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

COMPANY:

PROSPECT CAPITAL CORPORATION By:/s/ Kristin Van Dask Name: Kristin Van Dask Title: Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

CUSTODIAN:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION By:/s/ Derrik J Pereira Name: Derrik Pereira Title: Vice President